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                        JOHN A. COLEMAN, JR., ESQ., P.C.
                           A PROFESSIONAL CORPORATION
                              ONE BYRAM BROOK PLACE
                             ARMONK, NEW YORK 10504

                                                              TEL (914) 730-0125
JOHN A. COLEMAN, JR.                                          FAX (914) 992-7441

                                  March 2, 2004

Deutsche Bank Trust Company Americas, as Depositary
60 Wall Street
New York, New York 10005

                           American Depositary Shares
                    evidenced by American Depositary Receipts
                        for deposited ordinary shares of
               Far East Pharmaceutical Technology Company Limited

Dear Sirs:

         Referring to the Registration Statement on Form F-6 relating to the above-entitled American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") each ADS representing 100 ordinary shares of Far East Pharmaceutical Technology Company Limited (the "Company"), a corporation incorporated under the laws of The Cayman Islands. Capitalized terms used herein that are not herein defined shall have the meanings assigned to them in the Deposit Agreement appearing, or incorporated by reference, in Exhibit (a) to the Registration Statement.

         We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

         The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         We hereby consent to the use of this opinion as Exhibit d of the above-mentioned Registration Statement. In giving such consent, we do not admit thereby that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                               Very truly yours,



                              /s/

                              John A. Coleman, Jr.